EXHIBIT 2.6


                           CERTIFICATE OF APPROVAL OF
                             AGREEMENT OF MERGER OF
                            REQUESTAMERICA.COM, INC.


     Roy Berelowitz, President and Secretary, of RequestAmerica.com, Inc., a corporation duly organized and existing under the laws of the State of California (the "Corporation"), does hereby certify:

     1. That he is the duly elected, acting and qualified President and Secretary of the Corporation.

     2. That the Agreement of Merger in the form attached hereto was duly approved by the Board of Directors of the Corporation under the provisions of
Section 1201 of the California General Corporation Law.

     3. There is one authorized class of stock, consisting of One Hundred Million (100,000,000) shares of Common Stock, no par value. There were Fifteen Million Three Hundred Eighty-Seven Thousand Five Hundred (15,387,500) shares of Common Stock outstanding and entitled to vote on the Agreement of Merger in the form attached hereto.

     4. The Agreement of Merger was approved by the holders of at least a majority of the outstanding shares of Common Stock of the Corporation. The percentage of the Corporation's outstanding shares entitled to vote on the Agreement of Merger which voted to approve the Agreement of Merger equaled or exceed the vote required.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

         Executed in __________, California this ____ day of February, 2001.



                                        /s/ Roy Berelowitz
                                        -------------------------------------
                                        Name:  Roy Berelowitz
                                        Title:  President


                                        /s/ Roy Berelowitz
                                        -------------------------------------
                                        Name:  Roy Berelowitz
                                        Title:  Secretary